Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-132747

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Performance Securities	$6,250,000	$245.63
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006)

Performance Securities

UBS AG $6,250,000 Securities linked to a European Basket of Indices due February 25, 2013

Issuer (Booking Branch):
UBS AG (Jersey Branch)
Term; Maturity Date:
5 years; February 25, 2013
No Interest Payments:
We will not pay you interest during the term of the Securities.
Basket Indices:
The Index Basket (the “Basket”) will be composed of five equity indices (each, a “Basket Index” and, together, the “Basket Indices”). The Basket Indices and their weightings in the Basket are as follows:

Basket Indices	Weights
Dow Jones EURO STOXX 50 Index® (“EURO STOXX Index”)	30.00%
BEL 20®-Index (“BEL 20 Index”)	17.50%
AEX-Index® (“AEX Index”)	17.50%
CECE Traded Index (EUR) (“CECE EUR Index”)	17.50%
FTSETM 100 Index (“FTSE 100 Index”)	17.50%
Payment at Maturity:
At maturity, you will receive a cash payment per $10 principal amount of the Securities that is based on the sum of the Weighted Index Component Returns (as defined below) of the Basket Indices, each of which may be positive or negative, and will be calculated as follows:
➢ For each Basket Index for which the Index Return is positive, you will participate at 148.50% of such Index Return (the “Participation Rate”), adjusted as per the weight of such Basket Index.

➢

For each Basket Index for which the Index Return is negative, your payment will be reduced by 1% (or fraction thereof) for each 1% (or fraction thereof) decline in such Index Return, adjusted as per the weight of such Basket Index.

For a description of how your payment at maturity will be calculated, see “What are the steps to calculate payment at maturity” on page S-5 and “Specific Terms of the Securities—Payment at Maturity” on page S-33.
You may lose some or all of your investment if the Index Return of one or more Basket Indices is negative.

With respect to each Basket Index:

Index Return:
Index Ending Level - Index Starting Level Index Starting Level
Index Component Return:
If the Index Return is positive: Index Return × Participation Rate If the Index Return is negative: Index Return
Weighted Index Component Return:
Index Component Return × Weight of the Basket Index
Index Starting Level:
With respect to each Basket Index, the arithmetic average of the closing levels of the particular Basket Index on each of the Starting Level Averaging Dates, including February 20, 2008 (the “trade date”), as determined by the calculation agent.
Starting Level Averaging Dates:
February 20, 2008 (which is the trade date), March 31, 2008, April 30, 2008, May 30, 2008 and June 30, 2008.
Index Ending Level:
With respect to each Basket Index, the arithmetic average of the closing levels of the particular Basket Index on each of the Ending Level Averaging Dates, including February 20, 2013 (the “final valuation date”), as determined by the calculation agent.
Ending Level Averaging Dates:
September 28, 2012, October 31, 2012, November 30, 2012, December 31, 2012, January 31, 2013 and February 20, 2013 (which is the final valuation date).
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP Number:
902623578
ISIN Number:
US9026235781

To help investors identify appropriate structured investment products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on page S-4.

See “Risk Factors” beginning on page S-9 for risks related to an investment in the Securities.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	$10	$0.20	$9.80
Total	$6,250,000	$125,000	$6,125,000

UBS Investment Bank	UBS Financial Services Inc.

Prospectus Supplement dated February 20, 2008

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

What are the Securities?

The Performance Securities (the “Securities”) are medium-term notes issued by UBS whose return is linked to the performances of five equity indices (each, a “Basket Index” and, together, the “Basket Indices”). You will receive a cash payment at maturity that is based on the sum of the Weighted Index Component Returns (as defined below) of the Basket Indices, each of which may be positive or negative, and is calculated with reference to the weight of the particular Basket Index. For each Basket Index for which the Index Return is positive, you will participate at 148.50% of such Index Return (the “Participation Rate”).

The Basket Indices and their relative weightings are set forth below:

Basket Indices	Weights
Dow Jones EURO STOXX 50 Index® (“EURO STOXX Index”)	30.00%
BEL 20®-Index (“BEL 20 Index”)	17.50%
AEX-Index® (“AEX Index”)	17.50%
CECE Traded Index (EUR) (“CECE EUR Index”)	17.50%
FTSETM 100 Index (“FTSE 100 Index”)	17.50%

The relative weights of the Basket Indices will not change over the term of the Securities.

The EURO STOXX Index is a stock index of 50 European stocks maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The EURO STOXX Index is reported by Bloomberg L.P. under ticker symbol “SXSE.”

The BEL 20 Index is the benchmark index of Euronext Brussels and consists of the stocks of approximately 20 of the leading Belgian companies traded on Euronext Brussels. The BEL 20 Index is a free-float adjusted market capitalization weighted index and is reported by Bloomberg L.P. under the ticker symbol “BEL20.”

The AEX Index is a free-float adjusted market capitalization weighted index that serves as the benchmark index for Euronext Amsterdam’s Official Market. The AEX Index is reported by Bloomberg L.P. under the ticker symbol “AEX.”

The CECE EUR Index is a composite Eastern European index, comprised of the stocks from the Hungarian Traded Index, the Czech Traded Index and the Polish Traded Index. The CECE EUR Index is a free-float adjusted market capitalization weighted index and is reported by Bloomberg L.P. under the ticker symbol “CECEEUR.” The starting value of the CECE EUR Index was fixed in Euros at 746.46 on January 4, 1999.

The FTSE 100 Index is a capitalization weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

For further information concerning the Basket Indices, see “The Indices” on page S-16.

What is your payment at maturity?

You will receive a cash payment at maturity that is based on the Weighted Index Component Returns (as defined below) of the Basket Indices, each of which may be positive or negative, and is calculated with reference to the weight of the particular Basket Index. You will participate at 148.50% of any Basket Index gains (the “Participation Rate”). The Securities are exposed to the full downside risk of each Basket Index and any negative Index Returns will reduce your cash payment at maturity.

We will not pay you interest during the term of the Securities.

The “Index Return”, which may be positive or negative, will be calculated with respect to each Basket Index as follows:

Index Return =
Index Ending Level – Index Starting Level

Index Starting Level

The “Index Starting Level” of each Basket Index is the arithmetic average, as determined by the calculation agent, of the closing levels of the particular Basket Index on each of the following Starting Level Averaging Dates: February 20, 2008 (which is the trade date), March 31, 2008, April 30, 2008, May 30, 2008 and June 30, 2008.

The “Index Ending Level” of each Basket Index is the arithmetic average, as determined by the calculation agent, of the closing levels of the particular Basket Index on each of the following Ending Level Averaging Dates: September 28, 2012, October 31, 2012, November 30, 2012, December 31, 2012, January 13, 2013 and February 25, 2013 (which is the final valuation date).

The “Index Component Return” for each Basket Index is calculated as follows:

If the Index Return for the Basket Index is positive:

Index Component Return = Index Return × Participation Rate

If the Index Return for the Basket Index is negative:

Index Component Return = Index Return

The “Weighted Index Component Return” will equal the Index Component Return for each Basket Index multiplied by the Weight of such Basket Index.

Weighted Index Component Return = Index Component Return × Weight

The Weights of the respective Basket Indices are as follows:

EURO STOXX Index	30.00%
BEL 20 Index	17.50%
AEX Index	17.50%
CECE EUR Index	17.50%
FTSE 100 Index	17.50%

At maturity, you will receive a cash payment per $10 principal amount of the Securities as follows:

Payment at maturity = $10 + ($10 × sum of the Weighted Index Component Returns)

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see “What are the steps to calculate payment at maturity?” beginning on page S-5 and “Specific Terms of the Securities — Payment at Maturity” beginning on page S-33.

Selected Purchase Considerations

➢	Growth Potential — The Securities provide the opportunity to participate in the potential increase in the appreciation of each Basket Index from the trade date relative to the final valuation date. You will participate at 148.50% of any Basket Index gains, adjusted as per the weight of such Basket Index.
➢	Minimum Investment — Your minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 1,000 Securities.

Selected Risk Considerations

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” beginning on page S-9.

➢	You may lose some or all of your principal — The Securities are fully exposed to any decline in each of the Basket Indices. You may lose some or all of your investment if the Index Return of one or more Basket Indices is negative.
➢	Market risk — The return on the Securities, which may be positive or negative, is linked to the performance of each of the Basket Indices, and will depend on whether, and the extent to which, the respective Index Returns is positive or negative.
➢	No interest payments — You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the securities included in the EURO STOXX Index, the BEL 20 Index, the AEX Index, the CECE EUR Index and the FTSE 100 Index (the securities included in the Basket Indices are collectively referred to herein as the “Basket Constituent Stocks”).
➢	You may be subject to risks due to certain Basket Constituent Stocks being denominated in foreign currencies — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the Basket Constituent Stocks are denominated. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in payment at maturity.
➢	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.
➢	The payment on your Securities is linked to an average of the return on each Basket Index — The amount that you will be paid on your Securities at maturity, if any, will depend upon the Index Return of each Basket Index, which, in turn, will depend upon the average of the closing levels of the respective Basket Indices on each of the Starting Level Averaging Dates, including the trade date, and each of the Ending Level Averaging Dates, including the final valuation date. As a result, the payment at maturity may be less than it would have been had the calculation of the Index Return of each Basket Index been linked to the actual return on the respective Basket Indices over the life of the Securities.

The Securities may be a suitable investment for you if:

➢	You seek an investment with a return linked to the performance of the Basket Indices.
➢	You seek an investment that provides potential enhanced exposure to the full upside performance of each Basket Index and you are willing to make an investment that is exposed to the full downside performance of each Basket Index.
➢	You do not seek current income from this investment and are not seeking an investment for which there is an active secondary market.
➢	You are willing to hold the Securities to maturity.
➢	You are willing to invest in the Securities based on the range indicated for the Participation Rate (the actual Participation Rate will be set on the trade date).

The Securities may not be a suitable investment for you if:

➢	You do not seek exposure to the European market economies represented by the Basket Indices.
➢	You are unwilling to make an investment that is exposed to the full downside performance risk of each of the Basket Indices.
➢	You seek an investment that is principal protected.
➢	You seek current income from your investment.
➢	You are unable or unwilling to hold the Securities to maturity.
➢	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.
➢	You seek an investment for which there will be an active secondary market.
➢	You are unwilling to make an investment that is linked to an averaged, rather than an actual, return on each Basket Index.

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

What are the tax consequences of the Securities?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Securities should be treated as a pre-paid cash-settled forward contract with respect to the Basket Indices. The terms of your Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you would generally recognize capital gain or loss upon the maturity of your Securities (or upon your sale, exchange or other disposition of your Securities prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss would generally be long-term capital gain or loss if you held your Securities for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, see “Supplemental U.S. Tax Considerations” on page S-41.

The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. UBS intends to continue treating your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page S-41 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Securities purchased after the bill is enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

What are the steps to calculate payment at maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

Step 1: Calculate the Index Return for each Basket Index.

The Index Return for each Basket Index is the difference between the Index Starting Level relative to the Index Ending Level, and is calculated as follows:

Index Return =
Index Ending Level – Index Starting Level

Index Starting Level

The “Index Starting Level” of each Basket Index is the arithmetic average, as determined by the calculation agent, of the closing levels of the particular Basket Index on each of the following Starting Level Averaging Dates: February 20, 2008 (which is the trade date) March 31, 2008, April 30, 2008, May 30, 2008 and June 30, 2008.

The “Index Ending Level” of each Basket Index is the arithmetic average, as determined by the calculation agent, of the closing levels of the particular Basket Index on each of the following Ending Level Averaging Dates: September 28, 2012, October 31, 2012, November 30, 2012, December 31, 2012, January 31, 2013 and February 20, 2013 (which is the final valuation date).

Step 2: Calculate the Index Component Return for each Basket Index.

The Index Component Return for each Basket Index is calculated as follows:

If the Index Return for the Basket Index is positive:

Index Component Return = Index Return × Participation Rate

The Participation Rate will be equal to 148.50%.

If the Index Return for the Basket Index is negative:

Index Component Return = Index Return

Step 3: Calculate the Weighted Index Component Return for each Basket Index.

The Weighted Index Component Return will equal the Index Component Return for each Basket Index multiplied by the Weight of such Basket Index. The Weighted Index Component Return will be rounded to two decimal places.

Weighted Index Component Return = Index Component Return × Weight

The Weights of the respective Basket Indices are as follows:

EURO STOXX Index	30.00%
BEL 20 Index	17.50%
AEX Index	17.50%
CECE EUR Index	17.50%
FTSE 100 Index	17.50%

Step 4: Calculate the sum of the Weighted Index Component Returns.

This is the percentage total return on each $10 principal amount of the Securities.

Step 5: Calculate the Payment at Maturity.

At maturity, you will receive a cash payment per $10 principal amount of the Securities as follows:

Payment at maturity = $10 + ($10 × sum of the Weighted Index Component Returns)

You may lose some or all of your investment if the Index Return of one or more Basket Indices is negative.

Hypothetical examples of how the Securities perform at maturity

The examples below are based on the following assumptions:

Principal Amount:	$10.00
Basket Starting Level:	100
Participation Rate:	148.50% if the Index Return is positive
Investment Term:	5 years

Example 1 — Returns for each Basket Index are at 10%. Each Security pays $11.49 at maturity, a 14.85% return on the investment.

Index	Allocation	Index Return	Index Component Return	Weighted Index Component Return
EURO STOXX Index	30.00%	10%	14.85%	4.46%
BEL 20 Index	17.50%	10%	14.85%	2.60%
AEX Index	17.50%	10%	14.85%	2.60%
CECE EUR Index	17.50%	10%	14.85%	2.60%
FTSE 100 Index	17.50%	10%	14.85%	2.60%
Sum of the Weighted Stock Component Returns:				14.85%
Payment at Maturity per Security: $10 + ($10 × 14.85%) =				$11.49
Total Return on Security:				14.85%

Example 2 — Returns for each Basket Index vary between –10% and 20%. Each Security pays $10.84 at maturity, a 8.44% return on the investment.

Index	Allocation	Index Return	Index Component Return	Weighted Index Component Return
EURO STOXX Index	30.00%	-5.0%	-5.00%	-1.50%
BEL 20 Index	17.50%	10.0%	14.85%	2.60%
AEX Index	17.50%	20.0%	29.70%	5.20%
CECE EUR Index	17.50%	15.0%	22.28%	3.90%
FTSE 100 Index	17.50%	-10.0%	-10.00%	-1.75%
Sum of the Weighted Stock Component Returns:				8.44%
Payment at Maturity per Security: $10 + ($10 × 8.44%) =				$10.84
Total Return on Security:				8.44%

Example 3 — Returns for each Basket Index are at –10%. Each Security pays $9.00 at maturity, a –10% return on the investment.

Index	Allocation	Index Return	Index Component Return	Weighted Index Component Return
EURO STOXX Index	30.00%	-10%	-10.0%	-3.00%
BEL 20 Index	17.5%	-10%	-10.0%	-1.75%
AEX Index	17.5%	-10%	-10.0%	-1.75%
CECE EUR Index	17.5%	-10%	-10.0%	-1.75%
FTSE 100 Index	17.5%	-10%	-10.0%	-1.75%
Sum of the Weighted Stock Component Returns:				-10.00%
Payment at Maturity per Security: $10 + ($10 × -10.00%) =				$9.00
Total Return on Security:				-10.00%

Risk Factors

Your investment in the Securities will involve risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, you may lose some or all of the principal amount you invest. The return on the Securities is linked to the performance of the EURO STOXX Index, the BEL 20 Index, the AEX Index, the CECE EUR Index and the FTSE 100 Index. Investing in the Securities is not equivalent to investing directly in the Basket Indices. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

You may lose some or all of your principal.

The Securities combine features of equity and debt. The Securities differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Securities. Instead, we will pay you in cash at maturity an amount based on the performance of each of the Basket Indices. The Securities are fully exposed to a decline in each of the Basket Indices. You may lose some or all of your investment if the Index Return of one or more Basket Indices is negative.

See “What are the steps to calculate payment at maturity?” on page S-5.

The Basket is composed of the five Basket Indices; any positive return in any Basket Index may be offset by a negative return in another Basket Index.

The Securities are linked to the performance of a Basket, 30.00% of which is composed of the EURO STOXX Index, 17.50% of which is composed of the BEL 20 Index, 17.50% of which is composed of the AEX Index, 17.50% of which is composed of the CECE EUR Index, and 17.50% of which is composed of the FTSE 100 Index. The performance of the Basket will be based on the appreciation or depreciation of the arithmetic average, as determined by the calculation agent, of the closing levels of the particular Basket Index on each of the Starting Level Averaging Dates (including the trade date) relative to the arithmetic average, as determined by the calculation agent, of the closing levels of the particular Basket Index on each of the Ending Level Averaging Dates (including the final valuation date) weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative return on the Securities. For example, assuming the Participation Rate is 148.50%, a 20% Index Return on the EURO STOXX Index (which would result in a Weighted Index Component Return on the EURO STOXX Index equal to 8.91%) would be completely offset by a combination of a -15% Index Return on the BEL 20 (which would result in a Weighted Index Component Return on the BEL 20 Index equal to -2.63%), a -10.50 Index Return on the AEX Index (which would result in a Weighted Index Component Return on the AEX Index equal to -1.84%), a -10.50% Index Return on the CECE EUR Index (which would result in a Weighted Index Component Return on the CECE EUR Index equal to -1.84%) and a -15% Index Return on the FTSE 100 Index (which would result in a Weighted Index Component Return on the FTSE 100 equal to -2.63%), which would result in a corresponding total return on the Securities of approximately -0.03%.

Owning the Securities is not the same as owning the Basket Constituent Stocks.

The return on your Securities may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the respective levels of the Basket Indices increase during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Securities declines.

Risk Factors

Changes that affect the Basket Indices will affect the market value of the Securities and the amount you will receive at maturity.

The policies of STOXX Limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) with respect to the EURO STOXX Index (the “EURO STOXX Index Sponsor”), Euronext Indices B.V. with respect to the BEL 20 Index and AEX Index (the “Euronext Index Sponsor), Wiern Börse AG with respect to the CECE EUR Index (the “CECE EUR Index Sponsor”) and FTSE International Limited with respect to the FTSE 100 Index (the “FTSE 100 Index Sponsor” and together with the EURO STOXX Index Sponsor, the Euronext Index Sponsor and the CECE EUR Index Sponsor, the “Index Sponsors”) concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Securities at maturity, and the market value of the Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur or if the closing level with respect to any Basket Index is not available because of a market disruption event or for any other reason, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the closing level or fair market value of the Securities — and, thus, the amount payable at maturity — in a manner it considers appropriate, in its sole discretion.

There may not be an active trading market in the Securities — sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The Index Return for any particular Basket Index will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect the prices of the stocks comprising the Basket Indices.

Although all of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Securities are denominated in U.S. dollars, the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which Basket Constituent Stocks are denominated. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the respective Index Returns and, in turn, the respective Weighted Index Component Returns. The amount we pay in respect of the Securities on the maturity date will be based solely upon the respective Weighted Index Component Returns of the Basket Indices. See “Specific Terms of the Securities — Payment at Maturity” beginning on page S-33.

Risk Factors

The market value of the Securities may be influenced by many unpredictable factors, including volatile equities prices.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the levels of the Basket Indices on any day will affect the market value of the Securities more than any other factor. Other factors referenced below that may influence the market value of the Securities include:

➢	the volatility of each Basket Index (i.e., the frequency and magnitude of changes in the level of each Basket Index);
➢	the market prices of the Basket Constituent Stocks;
➢	the composition of each Basket Index and changes to its Basket Constituent Stocks;
➢	the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Securities, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Securities);
➢	the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the Basket Constituent Stocks are denominated;
➢	interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, judicial or other events that affect the levels of the Basket Indices or the market price of the Basket Constituent Stocks or that affect stock markets generally; and
➢	the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Historical performance of the Basket Indices should not be taken as an indication of the future performance of the Basket Indices during the term of the Securities.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

The formula for determining your payment at maturity does not take into account all developments in the Basket Indices.

Changes in the levels of the Basket Indices during the term of the Securities, other than those in the closing levels of the Basket Indices on the Starting Level Averaging Dates and the Ending Level Averaging Dates, will not be reflected in the calculation of the amount payable, if any, at maturity. The calculation agent will calculate your payment at maturity by comparing only the arithmetic average of the closing levels of the particular Basket Index on each of the Starting Level Averaging Dates (including the trade

Risk Factors

date) relative to the arithmetic average of the closing levels of the particular Basket Index on each of the Ending Level Averaging Dates (including the final valuation date). No other levels will be taken into account. As a result, you may lose some or all of your investment even if a particular Basket Index has risen at certain times during the term of the Securities before falling to a level below its starting level on one or more Ending Level Averaging Dates.

The payment on your Securities may be less than it would have been had the calculation of the Index Return of each Basket Index been linked to the actual, rather than the averaged, return on the respective Basket Indices.

The amount that you will be paid on your Securities at maturity, if any, will depend upon the Index Return of each Basket Index, which in turn will depend upon the average of the closing levels of the respective Basket Indices on each of the Starting Level Averaging Dates (including the trade date) and the Ending Level Averaging Dates (including the final valuation date). Because the Index Return of each Basket Index will be based on such average closing levels, the payment on your Securities may be significantly less than the actual return on the Basket Indices over the life of the offered Securities. For example, the difference between the Index Ending Level (which is calculated using the averaging method) of a particular Basket Index and the actual level of such Basket Index could be significantly large if there is a significant increase or decrease in the level of that index during the period between the dates that the first and last Averaging Dates occur.

You will not receive interest payments on the Securities or dividend payments on the Basket Constituent Stocks or have shareholder rights in the Basket Constituent Stocks.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the Basket Constituent Stocks may have.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

Trading and other transactions by UBS or its affiliates in the Basket Constituent Stocks, futures, options, exchange-traded funds or other derivative products on the Basket Constituent Stocks or one or more of the Basket Indices, may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-39, we or one or more affiliates may hedge our obligations under the Securities by purchasing the Basket Constituent Stocks, futures or options on the Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more of the Basket Indices, and we may adjust these hedges by, among other things, purchasing or selling the Basket Constituent Stocks, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Basket Constituent Stocks and the level of one or more of the Basket Indices and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

Risk Factors

We or one or more of our affiliates may also engage in trading in the Basket Constituent Stocks and other investments relating to the Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block trades. Any of these activities could adversely affect the market price of the Basket Constituent Stocks, and the level of one or more Basket Indices and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more Basket Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in theSecurities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders’ interests as beneficial owners of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of one or more of the Basket Indices to which the Securities are linked or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions are inconsistent with the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Basket Indices to which the Securities are linked.

UBS and its affiliates have no affiliation with the Index Sponsors and are not responsible for their public disclosure of information.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in “The Indices” beginning on page S-16) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If any Index Sponsors discontinues or suspends the calculation of its respective Basket Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be

Risk Factors

determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-35 and “Specific Terms of the Securities — Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation” on page S-37. The Index Sponsors are not involved in the offer of the Securities in any way and have no obligation to consider your interest as an owner of Securities in taking any actions that might affect the value of your Securities.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Securities, should make your own investigation into the Basket Indices and the Index Sponsors.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity. For a fuller description of the calculation agent’s role, see “Specific Terms of the Securities — Role of Calculation Agent” on page S-38. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on the day when the calculation agent will determine the ending level for a particular Basket Index. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the determination of the Index Starting Level or the Index Ending Level for any Basket Index or the maturity date if a market disruption event occurs on any of the Starting Level Averaging Dates (other than the trade date) or the Ending Level Averaging Dates (including the final valuation date).

The determination of the Index Starting Level or the Index Ending Level for any Basket Index may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on any of the Starting Level Averaging Dates (other than the trade date) or the Ending Level Averaging Dates (including the final valuation date) in respect of one or more Basket Indices. If such a postponement occurs, then the calculation agent will instead use the closing level of the particular Basket Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will a Starting Level Averaging Date or an Ending Level Averaging Date (including the final valuation date) for the Securities be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days. If a Starting Level Averaging Date or an Ending Level Averaging Date (including the final valuation date) is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the relevant Starting Level Averaging Date or an Ending Level Averaging Date. If a market disruption event occurs or is occurring on the last possible Starting Level Averaging Date or an Ending Level Averaging Date (including final valuation date), the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” on page S-35.

An investment in the Securities is subject to risks associated with non-U.S. securities markets.

All of the Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities

Risk Factors

markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of the Securities?” in the summary section on page S-5, “Supplemental U.S. Tax Considerations” on page S-41, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. UBS intends to continue treating your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page S-41 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Securities purchased after the bill is enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

The Indices

The Dow Jones EURO STOXX 50® Index

We have derived all information regarding the Dow Jones EURO STOXX 50® Index (the “EURO STOXX Index”) contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the “EURO STOXX Index Sponsor”). The EURO STOXX Index Sponsor owns the copyright and all other rights to the EURO STOXX Index. The EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The EURO STOXX Index universe is defined as all components of the 18 Dow Jones® EURO STOXX Supersector indices. The Dow Jones® EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones® STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 18 European countries. The EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones® STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptionalcases, the EURO STOXX Index Sponsor’s Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX Index ranked between 41 and 60 are added as EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX Index contains 50 stocks. The EURO STOXX Index composition is reviewed annually in September and is subject to change.

The EURO STOXX Index is weighted by free-float market capitalization. Each component’s weight is capped at 10% of the EURO STOXX Index’s total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX Index Constituent Stocks.

The EURO STOXX Index is denominated in Euros. The EURO STOXX Index Return will be calculated based on the closing levels of the EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol “SX5E.”

Stocks included in the EURO STOXX Index

According to publicly available information as of February 20, 2008, securities comprising the EURO STOXX Index (the “EURO STOXX Index Constituent Stocks”) consist of the companies listed below. The weighting of each of the EURO STOXX Index Constituent Stocks within the EURO STOXX Index is also provided. All data listed below is as of February 20, 2008.

The Indices

Name	% Weight in the Index	Sector	Country
Total SA	5.33%	Energy	FRANCE
Nokia OYJ	4.88%	Communications	FINLAND
E.ON AG	4.37%	Utilities	GERMANY
Telefonica SA	3.97%	Communications	SPAIN
Siemens AG	3.85%	Industrial	GERMANY
Banco Santander SA	3.68%	Financial	SPAIN
UniCredit SpA	3.31%	Financial	ITALY
ENI SpA	2.82%	Energy	ITALY
Sanofi-Aventis SA	2.79%	Consumer, Non-cyclical	FRANCE
Daimler AG	2.75%	Consumer, Cyclical	GERMANY
Allianz SE	2.67%	Financial	GERMANY
BNP Paribas	2.57%	Financial	FRANCE
Banco Bilbao Vizcaya Argentaria SA	2.56%	Financial	SPAIN
Suez SA	2.50%	Utilities	FRANCE
ING Groep NV	2.47%	Financial	NETHERLANDS
France Telecom SA	2.20%	Communications	FRANCE
BASF SE	2.12%	Basic Materials	GERMANY
Bayer AG	2.06%	Basic Materials	GERMANY
ArcelorMittal	2.05%	Basic Materials	LUXEMBOURG
Intesa Sanpaolo SpA	2.05%	Financial	ITALY
Iberdrola SA	2.04%	Utilities	SPAIN
AXA SA	2.02%	Financial	FRANCE
RWE AG	2.01%	Utilities	GERMANY
Deutsche Telekom AG	1.91%	Communications	GERMANY
Deutsche Bank AG	1.89%	Financial	GERMANY
Unilever NV	1.80%	Consumer, Non-cyclical	NETHERLANDS
Societe Generale	1.67%	Financial	FRANCE
Assicurazioni Generali SpA	1.65%	Financial	ITALY
Fortis	1.64%	Financial	BELGIUM
Vivendi	1.58%	Communications	FRANCE
Enel SpA	1.55%	Utilities	ITALY
SAP AG	1.47%	Technology	GERMANY
Koninklijke Philips Electronics NV	1.41%	Industrial	NETHERLANDS
Groupe Danone	1.34%	Consumer, Non-cyclical	FRANCE
Carrefour SA	1.27%	Consumer, Non-cyclical	FRANCE
Muenchener Rueckversicherungs AG	1.25%	Financial	GERMANY
Deutsche Boerse AG	1.16%	Financial	GERMANY
Air Liquide	1.14%	Basic Materials	FRANCE
Vinci SA	1.10%	Industrial	FRANCE
Volkswagen AG	1.08%	Consumer, Cyclical	GERMANY
L'Oreal SA	1.02%	Consumer, Non-cyclical	FRANCE
Schneider Electric SA	0.94%	Industrial	FRANCE
LVMH Moet Hennessy Louis Vuitton SA	0.90%	Diversified	FRANCE
Repsol YPF SA	0.90%	Energy	SPAIN
Telecom Italia SpA	0.90%	Communications	ITALY
Cie de Saint-Gobain	0.82%	Industrial	FRANCE
Renault SA	0.72%	Consumer, Cyclical	FRANCE
Aegon NV	0.70%	Financial	NETHERLANDS
Credit Agricole SA	0.68%	Financial	FRANCE
Alcatel-Lucent	0.47%	Communications	FRANCE

The Indices

Historical Closing Levels of the EURO STOXX Index

Since its inception, the EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the EURO STOXX Index during any period shown below is not an indication that the value of the EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the EURO STOXX Index do not give an indication of the future performance of the EURO STOXX Index. UBS cannot make any assurance that the future performance of the EURO STOXX Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the EURO STOXX Index as of February 20, 2008 was 3758.47.

The graph below illustrates the performance of the EURO STOXX Index from February 27, 1998 through February 20, 2008.

Source: Bloomberg L.P.

Historical levels should not be taken as an indication of future performance.

License Agreement

We have entered into a non-exclusive license agreement with the EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Index in connection with the issuance of certain securities, including the Securities.

“Dow Jones EURO STOXX 50®” is a service mark of the EURO STOXX Index Sponsor. The EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Index and its service marks for use in connection with the Securities.

The EURO STOXX Index Sponsor does not:

➢	Sponsor, endorse, sell or promote the Securities.
➢	Recommend that any person invest in the Securities or any other financial products.
➢	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Securities.
➢	Have any responsibility or liability for the administration, management or marketing of the Securities.

The Indices

➢	Consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the EURO STOXX Index or have any obligation to do so.

The EURO STOXX Index Sponsor will not have any liability in connection with the Securities. Specifically, the EURO STOXX Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Index Sponsor disclaims any warranty about:

➢	the results to be obtained by the Securities, the owner of the Securities or any other person in connection with the use of the EURO STOXX Index and the data included in the EURO STOXX Index;
➢	the accuracy or completeness of the EURO STOXX Index or its data;
➢	the merchantability and the fitness for a particular purpose or use of the EURO STOXX Index or its data;
➢	the EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the EURO STOXX Index or its data; and
➢	under no circumstances will the EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

BEL 20®-Index

We have derived all information regarding the BEL 20® Index (the “BEL 20 Index”) contained in this prospectus supplement from publicly available information. Such information reflects the policies of, and is subject to change by, Euronext Indices B.V. (“Euronext”), which is a subsidiary of Euronext N.V. Euronext owns the copyright and all other rights to the BEL 20 Index. Euronext has no obligation to continue to publish, and may discontinue publication of, the BEL 20 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The BEL 20 Index is the benchmark index of Euronext Brussels and consists of the stocks of approximately 20 of the leading Belgian companies traded on Euronext Brussels (each, a “BEL 20 Index Constituent Stock”). The BEL 20 Index is a free-float adjusted market capitalization weighted index. The basis of the BEL 20 was set to 1000 on December 30, 1990. The level of the BEL 20 Index is calculated every 15 seconds and is published throughout the day by major market providers, such as Reuters and Bloomberg L.P., under the symbols “.BEL20” and “BEL20,” respectively.

Selection and Weighting

The BEL 20 Index is adjusted annually after the close of the Euronext Brussels on the second trading day in March. In the event of a change of ownership of an issuer of a BEL 20 Constituent Stock or other exceptional circumstances, the board of directors of Euronext will remove the relevant stock as a BEL 20 Constituent Stock as necessary.

When deciding whether a particular company is representative of the Belgian economy, the following factors may be taken into consideration: the location of its headquarters, the place of its legal incorporation, its share ownership and the history of its inclusion in other indices.

Once a company is deemed as representative of the Belgian economy, the companies are selected based on their free float adjusted market capitalization and other criteria. To qualify for selection in the BEL 20 Index, the free float adapted market capitalization of the company must equal at least 300,000 times the level of the BEL 20 Index. The issuers of existing BEL 20 Index Constituent Stocks must continue to have

The Indices

a free float adapted market capitalization equal to 200,000 times the BEL 20 Index. In addition, at least 15% of the shares listed by the company should be freely available for trading on Euronext Brussels.

The following companies are excluded from the BEL 20 Index:

➢	Investment trusts;
➢	Companies who do not comply with reporting requirements;
➢	The National Bank of Belgium;
➢	Companies whose shares were admitted to listing less than 80 trading days before the selection (unless the company meets the free float velocity criteria); and
➢	Other companies or institutions as determined by the board of directors of Euronext.

The weighting of each BEL 20 Index Constituent Stock is based on its free-float adjusted market capitalization. The maximum weight for any BEL 20 Constituent Stock is 15%.

Stocks Included in the BEL 20 Index

As of February 20, 2008, the components of the BEL 20 Index and their weights were as follows.

Name	% Weight in the Index	Sector	Country
Suez SA	18.77%	Utilities	FRANCE
KBC Groep NV	14.12%	Financial	BELGIUM
InBev NV	10.59%	Consumer, Non-cyclical	BELGIUM
Dexia SA	10.13%	Financial	BELGIUM
Fortis	9.47%	Financial	BELGIUM
Groupe Bruxelles Lambert SA	5.85%	Diversified	BELGIUM
Solvay SA	4.69%	Basic Materials	BELGIUM
Belgacom SA	4.62%	Communications	BELGIUM
Delhaize Group	4.44%	Consumer, Non-cyclical	BELGIUM
Umicore	3.77%	Basic Materials	BELGIUM
UCB SA	2.85%	Consumer, Non-cyclical	BELGIUM
Colruyt SA	2.38%	Consumer, Non-cyclical	BELGIUM
Mobistar SA	1.65%	Communications	BELGIUM
Nationale A Portefeuille	1.63%	Financial	BELGIUM
Ackermans & Van Haaren	1.44%	Diversified	BELGIUM
Bekaert SA	1.07%	Industrial	BELGIUM
Cofinimmo	0.98%	Financial	BELGIUM
AGFA-Gevaert NV	0.98%	Industrial	BELGIUM
Omega Pharma SA	0.56%	Consumer, Non-cyclical	BELGIUM

The Indices

Historical Performance

Any historical upward or downward trend in the value of the BEL 20 Index during any period shown below is not an indication that the value of the BEL 20 Index is more or less likely to increase or decrease at any time during the term of the Securities.

The historical BEL 20 Index levels do not give an indication of future performance of the BEL 20 Index. UBS cannot make any assurance that the future performance of the BEL 20 Index or the BEL 20 Index Constituent Stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the BEL 20 Index on February 20, 2008 was 3734.17.

The graph below illustrates the performance of the BEL 20 Index from February 27, 1998 through February 20, 2008. Source: Bloomberg L.P.

Historical levels should not be taken as an indication of future performance.

License Agreement

Euronext Brussels SA/NV has all proprietary rights with respect to the Index. In no way Euronext Brussels SA/NV and any direct or indirect affiliates sponsor, endorse or are otherwise involved in the issue and offering of the product. Euronext Brussels SA/NV and any direct or indirect affiliates disclaim any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the issue and offering thereof.

“BEL 20®” is a registered trademark of Euronext N.V. or its subsidiaries.

AEX Index®

We have derived all information regarding the AEX Index® (the “AEX Index”) contained in this prospectus supplement from publicly available information. Such information reflects the policies of, and is subject to change by, Euronext Indices B.V. (“Euronext”), which is a subsidiary of Euronext N.V. Euronext owns the copyright and all other rights to the AEX Index. Euronext has no obligation to continue to publish, and may discontinue publication of, the AEX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The AEX Index is the benchmark index for Euronext Amsterdam’s Official Market (“Euronext Amsterdam”) and consists of the stocks of approximately 25 of the leading Dutch companies traded on

The Indices

Euronext Amsterdam (each, an “AEX Index Constituent Stock”). The AEX Index is a free-float adjusted market capitalization weighted index. The value of the AEX Index is equal to the cumulative total of the number of shares of each AEX Index Constituent Stock multiplied by the share price of each AEX Constituent Stock, divided by 100. The level of the AEX Index is calculated every 15 seconds and is published throughout the day by major market providers, such as Reuters and Bloomberg L.P., under the symbols “.AEX” and “AEX,” respectively.

Selection and Weighting

The AEX Index is adjusted annually after the close of the Euronext Amsterdam on the second trading day in March. In the event of a change of ownership of an issuer of an AEX Index Constituent Stock or other exceptional circumstances, the board of directors of Euronext will remove the relevant stock as an AEX Index Constituent Stock as necessary.

When deciding whether a particular company is representative of the Dutch economy, the following factors may be taken into consideration: the location of its headquarters, the place of its legal incorporation, its share ownership and the history of its inclusion in other indices.

Once a company is deemed sufficiently representative of the Dutch economy, the value of the regulated turnover of its shares on Euronext Amsterdam during the previous calendar year, as officially published by Euronext Amsterdam, is then evaluated, with the companies with the highest value of regulated turnover selected for inclusion in the AEX Index. In addition, the companies must also have a trading velocity of at least 10%, and at least 25% of the shares listed by the company should be freely available for trading on Euronext Amsterdam.

The following companies are excluded from the AEX Index:

➢	Investment Instruments (as defined by the ICB classification system);
➢	Holding companies of companies listed on Euronext Amsterdam;
➢	Companies whose shares are subject to a special listing regime;
➢	Companies whose shares were admitted to listing on Euronext Amsterdam less than 80 trading days before December 31st of the previous calendar year (unless admitted for fast-entry selection);
➢	Companies whose shares have not been admitted to listing on Euronext Amsterdam’s Official Market; and
➢	Other companies or institutions as determined by the board of directors of Euronext.

The weighting of each AEX Index Constituent Stock is based on its free-float adjusted market capitalization. The maximum weight for any AEX Constituent Stock is 15%.

The Indices

Stocks Included in the AEX Index

As of February 20, 2008, the components of the AEX Index and their weights were as follows.

Name	% Weight in the Index	Sector	Country
Royal Dutch Shell PLC	18.10%	Energy	NETHERLANDS
ING Groep NV	12.68%	Financial	NETHERLANDS
ArcelorMittal	12.04%	Basic Materials	LUXEMBOURG
Unilever NV	9.24%	Consumer, Non-cyclical	NETHERLANDS
Koninklijke Philips Electronics NV	7.90%	Industrial	NETHERLANDS
Fortis	5.89%	Financial	BELGIUM
Royal KPN NV	4.71%	Communications	NETHERLANDS
Aegon NV	4.06%	Financial	NETHERLANDS
Koninklijke Ahold NV	3.72%	Consumer, Non-cyclical	NETHERLANDS
Akzo Nobel NV	3.69%	Basic Materials	NETHERLANDS
TNT NV	3.28%	Industrial	NETHERLANDS
Heineken NV	2.37%	Consumer, Non-cyclical	NETHERLANDS
Reed Elsevier NV	2.20%	Communications	NETHERLANDS
ASML Holding NV	2.05%	Technology	NETHERLANDS
Wolters Kluwer NV	1.59%	Communications	NETHERLANDS
Unibail-Rodamco	1.53%	Financial	FRANCE
Koninklijke DSM NV	1.44%	Basic Materials	NETHERLANDS
SBM Offshore NV	0.77%	Energy	NETHERLANDS
Vedior NV	0.77%	Consumer, Non-cyclical	NETHERLANDS
Hagemeyer NV	0.64%	Consumer, Cyclical	NETHERLANDS
TomTom NV	0.53%	Technology	NETHERLANDS
Randstad Holding NV	0.42%	Consumer, Non-cyclical	NETHERLANDS
Corporate Express	0.36%	Consumer, Cyclical	NETHERLANDS

Historical Performance

Any historical upward or downward trend in the value of the AEX Index during any period shown below is not an indication that the value of the AEX Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical AEX Index levels do not give an indication of future performance of the AEX Index. UBS cannot make any assurance that the future performance of the AEX Index or the AEX Index Constituent Stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the AEX Index on February 20, 2008 was 446.69.

The Indices

The graph below illustrates the performance of the AEX Index from February 27, 1998 through February 20, 2008. Source: Bloomberg L.P.

Historical levels should not be taken as an indication of future performance.

License Agreement

Euronext Indices B.V. has all proprietary rights with respect to the Index. In no way Euronext Indices B.V. sponsors, endorses or is otherwise involved in the issue and offering of the product. Euronext Indices B.V. disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the issue and offering thereof.

“AEX®” and “AEX-index®” are registered trademarks of Euronext N.V. or its subsidiaries.

CECE Traded Index

We have derived all information regarding the CECE Trade Index (the “CECE EUR Index”) contained in this prospectus supplement from publicly available information. Such information reflects the policies of, and is subject to change by, Wiern Börse AG. Wiern Börse AG owns the copyright and all other rights to the CECE EUR Index. Wiern Börse AG has no obligation to continue to publish, and may discontinue publication of, the CECE EUR Index. We do not assume any responsibility for the accuracy or completeness of such information.

The CECE EUR Index is a composite Eastern European index, comprised of the stocks from the Hungarian Traded Index, the Czech Traded Index and the Polish Traded Index (each of these stocks, a “CECE EUR Index Constituent Stock”). These three country indices represent the most actively traded stocks of the Prague Stock Exchange, the Budapest Stock Exchange and the Warsaw Stock Exchange, respectively.

The CECE EUR Index is a free-float adjusted market capitalization weighted index calculated in Euros and in U.S. Dollars. The starting value of the CECE EUR Index in U.S. Dollars was fixed at 1000 index points on July 15, 1996 and in Euros at 746.46 on January 4, 1999. The level of the CECE EUR Index is calculated in real time and disseminated by Wiern Börse AG to major data vendors throughout the day.

The Indices

Selection and Weighting

The following criteria is used in selecting stocks for the Hungarian Traded Index, the Czech Traded Index and the Polish Traded Index:

➢	Market capitalization;
➢	Liquidity;
➢	Availability of prices;
➢	Sector representation; and
➢	Market interest.

Eligible companies are those with ordinary stocks listed on one of the local exchanges in the relevant jurisdictions. Stocks with special rights attached, National Privatization Units, investment funds stocks and similar investment forms set up as stock companies are not eligible for inclusion in the CECE EUR Index.

The weight of each CECE EUR Stock Index Constituent Stock is based on the market capitalization of each issuer, a free float factor and a representation factor. The CECE EUR Index is not adjusted for dividend payments.

The CECE Committee is comprised of representatives of Wiern Börse AG, members of Wiern Börse AG, financial institutions that issue financial products on the CECE index family, academic consultants and local market experts. The calculation parameters of the CECE EUR index are reviewed by the CECE Committee at the beginning of each quarter of the calendar year. The composition of the CECE EUR Index is reviewed biannually.

The Indices

Stocks Included in the CECE EUR Index

As of February 20, 2008, the components of the CECE EUR Index and their weights were as follows.

Name	% Weight in the Index	Sector	Country
Bank Pekao SA	11.98%	Financial	POLAND
Powszechna Kasa Oszczednosci Bank Polski	10.65%	Financial	POLAND
CEZ	8.23%	Utilities	CZECH
KGHM Polska Miedz SA	7.68%	Basic Materials	POLAND
Telekomunikacja Polska SA	7.59%	Communications	POLAND
Erste Bank der Oesterreichischen Sparkas	6.98%	Financial	AUSTRIA
Polski Koncern Naftowy Orlen	5.97%	Energy	POLAND
Telefonica O2 Czech Republic AS	5.66%	Communications	CZECH
Komercni Banka AS	4.83%	Financial	CZECH
MOL Hungarian Oil and Gas NyRt	3.72%	Energy	HUNGARY
Richter Gedeon Nyrt	3.36%	Consumer, Non-cyclical	HUNGARY
OTP Bank Nyrt	3.27%	Financial	HUNGARY
Central European Media Enterprises Ltd	2.75%	Communications	BERMUDA
Magyar Telekom Telecommunications PLC	2.75%	Communications	HUNGARY
Polskie Gornictwo Naftowe I Gazownictwo	2.67%	Energy	POLAND
Bank Zachodni WBK SA	1.80%	Financial	POLAND
Zentiva NV	1.75%	Consumer, Non-cyclical	CZECH
Unipetrol	1.73%	Energy	CZECH
BRE Bank SA	1.51%	Financial	POLAND
TVN SA	1.42%	Communications	POLAND
Agora SA	0.70%	Communications	POLAND
Bioton SA	0.65%	Consumer, Non-cyclical	POLAND
Prokom Software SA	0.61%	Technology	POLAND
FHB Mortgage Bank PLC	0.57%	Financial	HUNGARY
Grupa Lotos SA	0.48%	Energy	POLAND
Egis Gyogyszergyar Nyrt	0.46%	Consumer, Non-cyclical	HUNGARY
Philip Morris CR AS	0.23%	Consumer, Non-cyclical	CZECH

Historical Performance

Any historical upward or downward trend in the value of the CECE EUR Index during any period shown below is not an indication that the value of the CECE EUR Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical CECE EUR Index levels do not give an indication of future performance of the CECE EUR Index. UBS cannot make any assurance that the future performance of the CECE EUR Index or the CECE EUR Index Constituent Stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the CECE EUR Index on February 20, 2008 was 2535.15.

The Indices

The graph below illustrates the performance of the CECE EUR Index from June 30, 1999 through February 20, 2008. Source: Bloomberg L.P.

Historical levels should not be taken as an indication of future performance.

License Agreement

The CECEEUR® (CECE Composite Index in EUR) was developed and is real-time calculated and published by Wiener Börse AG. The abbreviation of the index is protected by copyright law as trademarks. The CECEEUR index description, rules and composition are available online on www.indices.cc — the index portal of Wiener Börse AG.

Wiener Börse does not guarantee the accuracy and/or the completeness of the CECEEUR index or any data included therein and Wiener Börse shall have no liability for any errors, omissions, or interruptions therein.

A non-exclusive authorization to use the CECEEUR Index in conjunction with financial products was granted upon the conclusion of a license agreement between Issuer and Wiener Börse AG. The only relationship to the Licensee is the licensing of certain trademarks and trade names of CECEEUR Index which is determined, composed and calculated by Wiener Börse without regard to the Licensee or the Securities. Wiener Börse reserves the rights to change the methods of index calculation or publication, to cease the calculation or publication of the CECEEUR Index or to change the CECEEUR trademarks or cease the use thereof.

The issued Securities are not in any way sponsored, endorsed, sold or promoted by the Wiener Börse. Wiener Börse makes no warranty or representation whatsoever, express or implied, as to results to be obtained by Licensee, owners of the Securities, or any other person or entity from the use of the CECEEUR Index or any data included therein. Without limiting any of the foregoing, in no event shall Wiener Börse have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The FTSETM 100 Index

We have derived all information regarding the FTSETM 100 Index (the “FTSE 100 Index”) contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, FTSE International Limited (“FTSE” also, the “FTSE 100 Index Sponsor”). The FTSE 100 Index Sponsor has copyright and all other rights to the

The Indices

FTSE 100 Index. The FTSE 100 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the FTSE 100 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The FTSE 100 Index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the “Exchange”). To qualify, companies must have a full listing on the Exchange with a Sterling or Euro denominated price on SETS, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional (“EMEA”) Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE 100 Index. A constant number of constituents are maintained for the FTSE 100 Index. For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company’s total market capitalization, such changes are implemented between quarters. A minimum of 4 days notice is given to users of the FTSE 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The US$2 billion threshold may be adjusted annually in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE 100 Index is calculated in real-time and published every 15 seconds during the FTSE 100 Index opening hours, using real time prices. The FTSE 100 Index Return is calculated based on the closing levels of the FTSE 100 Index, as reported by Bloomberg L.P. under ticker symbol “UKX.”

The Indices

Stocks Included in the FTSE 100 Index

According to publicly available information, as of February 20, 2008, the top fifty constituent stocks of the FTSE 100 Index were as follows.

Name	% Weight in the Index	Sector	Country
BP PLC	7.60%	Energy	BRITAIN
HSBC Holdings PLC	6.32%	Financial	BRITAIN
Vodafone Group PLC	6.11%	Communications	BRITAIN
Royal Dutch Shell PLC	4.63%	Energy	NETHERLANDS
GlaxoSmithKline PLC	4.44%	Consumer, Non-cyclical	BRITAIN
Rio Tinto PLC	4.10%	Basic Materials	BRITAIN
Royal Dutch Shell PLC	3.50%	Energy	NETHERLANDS
Anglo American PLC	3.00%	Basic Materials	BRITAIN
BG Group PLC	2.82%	Energy	BRITAIN
Royal Bank of Scotland Group PLC	2.62%	Financial	BRITAIN
BHP Billiton PLC	2.61%	Basic Materials	BRITAIN
Tesco PLC	2.31%	Consumer, Non-cyclical	BRITAIN
Barclays PLC	2.30%	Financial	BRITAIN
AstraZeneca PLC	2.09%	Consumer, Non-cyclical	BRITAIN
Xstrata PLC	2.06%	Basic Materials	SWITZERLAND
British American Tobacco PLC	2.02%	Consumer, Non-cyclical	BRITAIN
Diageo PLC	1.93%	Consumer, Non-cyclical	BRITAIN
HBOS PLC	1.74%	Financial	BRITAIN
Lloyds TSB Group PLC	1.73%	Financial	BRITAIN
Standard Chartered PLC	1.56%	Financial	BRITAIN
Unilever PLC	1.49%	Consumer, Non-cyclical	BRITAIN
National Grid PLC	1.42%	Utilities	BRITAIN
Reckitt Benckiser Group PLC	1.42%	Consumer, Non-cyclical	BRITAIN
BT Group PLC	1.33%	Communications	BRITAIN
BAE Systems PLC	1.19%	Industrial	BRITAIN
Imperial Tobacco Group PLC	1.17%	Consumer, Non-cyclical	BRITAIN
Prudential PLC	1.09%	Financial	BRITAIN
Aviva PLC	1.06%	Financial	BRITAIN
Scottish & Southern Energy PLC	0.94%	Utilities	BRITAIN
Cadbury Schweppes PLC	0.87%	Consumer, Non-cyclical	BRITAIN
SABMiller PLC	0.87%	Consumer, Non-cyclical	BRITAIN
Centrica PLC	0.86%	Utilities	BRITAIN
Man Group PLC	0.71%	Financial	BRITAIN
Legal & General Group PLC	0.58%	Financial	BRITAIN
WM Morrison Supermarkets PLC	0.58%	Consumer, Non-cyclical	BRITAIN
Rolls-Royce Group PLC	0.56%	Industrial	BRITAIN
Reuters Group PLC	0.55%	Communications	BRITAIN
British Sky Broadcasting Group PLC	0.55%	Communications	BRITAIN
Scottish & Newcastle PLC	0.55%	Consumer, Non-cyclical	BRITAIN
WPP Group PLC	0.52%	Communications	BRITAIN
Land Securities Group PLC	0.51%	Financial	BRITAIN
Marks & Spencer Group PLC	0.51%	Consumer, Cyclical	BRITAIN
Old Mutual PLC	0.49%	Financial	BRITAIN
Reed Elsevier PLC	0.46%	Communications	BRITAIN
Compass Group PLC	0.46%	Consumer, Cyclical	BRITAIN
J Sainsbury PLC	0.46%	Consumer, Non-cyclical	BRITAIN
International Power PLC	0.45%	Utilities	BRITAIN
United Utilities PLC	0.44%	Utilities	BRITAIN
Smith & Nephew PLC	0.43%	Consumer, Non-cyclical	BRITAIN
British Energy Group PLC	0.40%	Utilities	BRITAIN
Pearson PLC	0.39%	Communications	BRITAIN
Lonmin Plc	0.38%	Basic Materials	BRITAIN

The Indices

The London Stock Exchange

The London Stock Exchange (the “Exchange”), one of the world’s leading stock exchanges, organizes, operates and regulates key aspects of the United Kingdom’s capital market. All securities listed in the FTSE 100 Index must be listed on the Exchange. The Exchange is subject to the law of the United Kingdom, which stipulates the concept of self-regulation and compliance with international standards. The Exchange has two primary markets — the Main Market and AIM. More than 300 firms worldwide trade as members of the Exchange.

Historical Closing Levels of the FTSE 100 Index

Since its inception, the FTSE 100 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the FTSE 100 Index during any period shown below is not an indication that the value of the FTSE 100 Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the FTSE 100 Index do not give any indication of the future performance of the FTSE 100 Index. UBS cannot make any assurance that the future performance of the FTSE 100 Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the FTSE 100 Index as of February 20, 2008 was 5893.60.

The following graph sets forth the historical performance of the FTSE 100 Index from February 27, 1998, through February 20, 2008.

Historical levels should not be taken as an indication of future performance.

License Agreement

We have entered into a non-exclusive license agreement with FTSE, which allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index. All rights to the FTSE 100 Index are owned by FTSE, the publisher of the FTSE 100 Index.

The Securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited (“FTSE”) or by the London Stock Exchange Plc (the “Exchange”) or by The Financial Times Limited (“FT”) and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSETM 100 Index (the

The Indices

“Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE nor Exchange nor FT shall be under any obligation to advise any person of any error therein. “FTSETM”, “FTSE®”, “FT-SE®”, and “Footsie®” are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited (“FTSE”) under license. “All-World”, “All-Share” and “All-Small” are trade marks of FTSE International Limited.

Valuation of the Securities

At maturity.  You will receive a cash payment at maturity that is based on the sum of the Weighted Index Component Returs of the Basket Indices, each of which may be positive or negative, and is calculated with reference to the weight of the particular Basket Index. For each Basket Index for which the Index Return is positive, you will participate at 148.50% of such Index Return. You may lose some or all of your principal if the Index Return of one or more Basket Indices is negative. For a description of how your payment at maturity will be calculated, see “Specific Terms of the Securities — Payment at Maturity” on page S-33.

For further information concerning the calculation of the payment at maturity, see “What are the steps to calculate payment at maturity” on page S-5 and “Specific Terms of the Securities — Payment at Maturity” beginning on page S-33.

Prior to maturity.  The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page S-9 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Securities are linked to the performance of an Index Basket (the “Basket”), which is comprised of five equity indices (each, a “Basket Index” and together, “Basket Indices”) weighted as follows:

Basket Indices	Weights
Dow Jones EURO STOXX 50 Index® (“EURO STOXX Index”)	30.00%
BEL 20®-Index (“BEL 20 Index”)	17.50%
AEX-Index® (“AEX Index”)	17.50%
CECE Traded Index (EUR) (“CECE EUR Index”)	17.50%
FTSETM 100 Index (“FTSE 100 Index”)	17.50%

Coupon

We will not pay you coupon or interest during the term of the Securities.

Denomination

Your minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment at Maturity

You will receive a cash payment at maturity that is based on the sum of the Weighted Index Component Returns of the Basket Indices, each of which may be positive or negative, and is calculated with reference to the weight of the particular Basket Index. For each Basket Index for which the Index Return is positive, you will participate in 148.50% of such Index Return (the “Participation Rate”), adjusted as per the weight of such Basket Index. You may lose some or all of your principal if the Index Return of one or more Basket Indices is negative.

For each $10 principal amount of the Securities, we will pay you an amount in cash equal to the sum of (i) $10 and (ii) the sum of the Weighted Index Component Returns for all of the Basket Indices multiplied by $10.

Specific Terms of the Securities

The “Index Return” for each Basket Index is the difference between the Index Starting Level relative to the Index Ending Level, and is calculated as follows:

Index Return =
Index Ending Level - Index Starting Level

Index Starting Level

The “Index Starting Level” of each Basket Index is the arithmetic average, as determined by the calculation agent, of the closing levels of the particular Basket Index on each of the following Starting Level Averaging Dates: February 20, 2008 (which is the trade date), March 31, 2008, April 30, 2008, May 30, 2008 and June 30, 2008.

The “Index Ending Level” of each Basket Index is the arithmetic average, as determined by the calculation agent, of the closing levels of the particular Basket Index on each of the following Ending Level Averaging Dates: September 28, 2012, October 31, 2012, November 30, 2012, December 31, 2012, January 31, 2013 and February 20, 2013 (which is the final valuation date).

The “Index Component Return” for each Basket Index is calculated as follows:

If the Index Return for the Basket Index is positive:

Index Component Return = Index Return × Participation Rate

The Participation Rate will be equal to 148.50%.

Index Return for the Basket Index is negative:

Index Component Return = Index Return

The “Weighted Index Component Return” will equal the Index Component Return for each Basket Index multiplied by the Weight of such Basket Index. The Weighted Index Component Return will be rounded to two decimal places.

Weighted Index Component Return = Index Component Return × Weight

The Weights of the respective Basket Indices are as follows:

EURO STOXX Index	30.00%
BEL 20 Index	17.50%
AEX Index	17.50%
CECE EUR Index	17.50%
FTSE 100 Index	17.50%

The payment at maturity for each Security will be calculated as follows:

Payment at maturity = $10 + ($10 × sum of the Weighted Index Component Returns)

Maturity Date

The maturity date will be February 25, 2013, unless that day is not a business day, in which case the maturity date will be the next following business day. If the third business day before this applicable day does not qualify as the final valuation date as determined in accordance with “ — Final Valuation Date” below, then the maturity date will be the third business day following such final valuation date. The calculation agent may postpone the Averaging Dates or final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be an Averaging Date or the final valuation date. We describe market disruption events under “ — Market Disruption Event” below.

Specific Terms of the Securities

Final Valuation Date

The final valuation date will be February 20, 2013, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days.

Market Disruption Event

The calculation agent will determine the Index Starting Level and Index Ending Level for each Basket Index with reference to the Starting Level Averaging Dates (including the trade date) and the Ending Level Averaging Dates (including the final valuation date) respectively. As described above, the Starting Level Averaging Dates (other than the trade date) and the Ending Level Averaging Dates (including final valuation date) may be postponed and thus the determination of the Index Starting Level and the Index Ending Level may be postponed if the calculation agent determines that, on the relevant Averaging Date (including the final valuation date), a market disruption event has occurred or is continuing for one or more Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Starting Level or the Index Ending Level be postponed by more than ten business days.

If the determination of the Index Starting Level or the Index Ending Level is postponed to the last possible day, but a market disruption event for one or more Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Index Starting Level or the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Starting Level or the Index Ending Level.

Any of the following will be a market disruption event:

➢	a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;
➢	one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or
➢	in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” on page S-39.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to one or more Basket Indices or any Basket Constituent Stocks.

Specific Terms of the Securities

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to one or more Basket Indices or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “ — Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Specific Terms of the Securities

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publish a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves as a successor index, then the calculation agent will determine the Index Starting Level or the Index Ending Level for the particular Basket Index and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more Basket Indices is discontinued and that there is no successor index on the date when the Index Starting Level or Index Ending Level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the Basket Constituent Stocks or the method of calculating the particular Basket Index has been changed at any time in any respect that causes the particular Basket Index not to fairly represent the value of the particular Basket Index had such changes not been made or that otherwise affects the calculation of the Index Ending Level for the particular Basket Index or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Index Ending Level for the particular Basket Index used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the

Specific Terms of the Securities

Index Starting Level or Index Ending Level of each Basket Index and the amount payable at maturity or otherwise relating to the levels of the Basket Indices may be made by the calculation agent in its sole discretion.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “Maturity Date” and “Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Index Starting Level and the Index Ending Levels of each Basket Index and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The Securities will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more Basket Indices and/or listed and/or over-the-counter options or futures or exchange-traded funds on the Basket Constituent Stocks or one or more of the Basket Indices prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of securities of the issuers of Basket Constituent Stocks;
➢	acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the closing level of any Basket Index or the value of the Basket Constituent Stocks;
➢	acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the closing level of other similar market indices or stocks, or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Basket Constituent Stocks, listed or over-the-counter options or futures on the Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of the equities market.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-9 for a discussion of these adverse effects.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of September 30, 2007 (unaudited)	CHF	USD
	(in millions)
Debt
Debt issued(1)	422,254	362,705
Total Debt	422,254	362,705
Minority Interest(2)	6,160	5,291
Shareholders’ Equity	48,229	41,427
Total capitalization	476,643	409,424
(1)	Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.
(2)	Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.85897 (the exchange rate in effect as of September 30, 2007).

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid cash-settled forward contract with respect to the Basket Indices and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is

Supplemental U.S. Tax Considerations

held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. UBS intends to continue treating your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate. In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Securities purchased after the bill is enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the

Supplemental U.S. Tax Considerations

tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,
➢	unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

Supplemental U.S. Tax Considerations

➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.  If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Certificates. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provides exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. In connection with the sale of these Securities, UBS Financial Services Inc. will receive a fee of up to the underwriting discount set forth on the cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

Supplemental Plan of Distribution

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Introduction	3
Cautionary Note Regarding Forward-Looking Information	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

UBS AG
Performance Securities

UBS AG $6,250,000 Securities
linked to a European
Basket of Indices
due on February 25, 2013

Prospectus Supplement

February 20, 2008
(To Prospectus dated March 27, 2006)

UBS Investment Bank
UBS Financial Services Inc.